Exhibit 10.13
FORM OF RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement, dated as of the Grant Date set forth on the signature page hereof, between Explorer Holding Corporation, a Delaware corporation (the “Company”), and the participant whose name appears on the signature page hereof (the “Participant”), is being entered into pursuant to the Equity Incentive Plan of Explorer Holding Corporation (the “Plan”). Capitalized terms used herein without definition have the meaning given in the Plan.
1. Grant of Restricted Shares. Subject to the terms and conditions of this Agreement and the Plan, and subject to (i) the Participant becoming a party to the Stockholders Agreement if the Participant is not already a party to such agreement and (ii) the Participant’s delivery to the Company of duly executed and undated instruments of transfer or assignment in blank, to be used by the Company only for transfers required under the Plan, this Agreement or the Stockholders Agreement, the Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date of the number of shares of restricted stock set forth on the signature page hereof (the “Restricted Shares”). Upon grant, one or more stock certificates registered in the Participant’s name and representing the Restricted Shares, which certificates shall bear the legends set forth in Section 5(c), will be delivered on behalf of the Participant to the Secretary of the Company, to be held in custody until the later of the date (i) they become vested in accordance with Section 3(a) and (ii) the Participant requests such instrument from the Company.
2. Forfeiture Risk. The Participant hereby (i) appoints the Company as the limited attorney-in-fact of the Participant to take such actions as may be necessary or appropriate solely to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder and (ii) agrees to sign such stock powers and take such other actions as the Company may reasonably request to accomplish the transfer of any unvested Restricted Shares that are forfeited hereunder. The Company does hereby indemnify and hold harmless the Participant from any wrongful use of the power of attorney granted above.
3.	Vesting of Restricted Shares.
     (a) Restricted Period. One-third of the Restricted Shares granted pursuant to this Agreement shall be fully vested as of the date hereof and, subject to the continued service of the Participant as a Director of the Company through the applicable vesting date, one-third of such Restricted Shares shall vest on each of September 30, 20        and March 31, 20       .
     (b) Termination of Employment. Notwithstanding anything contained in this Agreement to the contrary, if the Participant’s service as a director of the Company terminates for any reason prior to the applicable vesting date, any unvested Restricted Shares shall be forfeited.
4. Restrictions on Transfer. The Restricted Shares are subject to the transfer restrictions contained in the Stockholders Agreement. In addition, unvested Restricted Shares may not be transferred, other than by will or by the laws of descent and distribution and provided that the deceased Participant’s beneficiary or the representative of his or her estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan and this Agreement as if such beneficiary or estate were the Participant. Upon the vesting of the Restricted Shares, the Company shall cause Shares without the restrictions referred to in this Section 4 (“unrestricted Common Stock”) to be issued to the Participant.
5. Participant’s Representations, Warranties and Covenants.
     (a) Participant Intent. Participant is acquiring the Restricted Shares for investment for Participant’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.
     (b) No Conflicts; No Consents. The execution and delivery by Participant of this Agreement, the consummation of the transactions contemplated hereby and the performance of Participant’s obligations hereunder do not and will not (a) materially conflict with or result in a material violation or breach of any term or provision of any Law applicable to either Participant or the Restricted Shares or, (b) violate in any material respect, conflict with in any material respect or result in any material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or require either Participant to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment, arrangement, or understanding to which Participant is a party.
     (c) Legends. The Participant acknowledges and agrees that the Restricted Shares received hereby and represented by physical certificate(s) will bear the following legend (or one to substantially similar effect):
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE EQUITY INCENTIVE PLAN OF BOOZ ALLEN HAMILTON HOLDING CORPORATION AND A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE DATED AS OF                     . A COPY

OF SUCH PLAN AND AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
     (d) Compliance with Rule 144. If any of the Restricted Shares are to be disposed of in accordance with Rule 144, the Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.
     (e) Participant Status. The Participant represents and warrants that, as of the date hereof, the Participant is an officer, employee or director of the Company or a Subsidiary.
     (f) Section 83(b) Election. The Participant agrees that, within 20 days of the date of this Agreement, the Participant shall give notice to the Company as to whether or not the Participant has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares acquired hereunder (an “83(b) election”). Any such 83(b) election shall use as the value of the Restricted Shares the Fair Market Value of the Restricted Shares on the Grant Date determined as provided in the Plan, and the Participant shall take a consistent position on the Participant’s tax returns.
6. Liquidity Event.
     (a) Accelerated Vesting. Upon the occurrence of a Liquidity Event, any unvested Restricted Shares shall become fully vested.
     (b) Definitions. For purposes of this Section 6, the following terms will have the definitions set forth below:
     “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of related transactions or dispositions), the total number of all equity securities held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders is, in the aggregate, less than 30% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) received by all of the Principal Stockholders and any Affiliate of any Principal Stockholders in respect of their Invested Capital; (b) the consummation of any Company Sale in which more than 60% of the consideration to the Principal Stockholders in such Company Sale is paid in cash or Publicly Traded Securities; or (c) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, recapitalization, sale of stock, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, to any “person “ (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.
     “Company Sale” shall mean the consummation of any transaction or series of transactions (including, without limitation, any merger, recapitalization, reorganization, sale of stock or other similar transaction) pursuant to which one or more Persons or group of Persons (other than any Principal Stockholder) acquires shares of common stock of the Company possessing the voting power (without taking into account the Stockholders Agreement or any other agreement or proxy limiting the voting power of the holder of such securities) sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company.
     “Initial Investment” shall mean the shares of Common Stock acquired by the Principal Stockholders in connection with their investment in the Company on the Effective Date.
     “Invested Capital” shall mean the dollar amount paid by the Principal Stockholders for the Initial Investment and any subsequent investment by the Principal Stockholders, including any fees and expenses paid by any Principal Stockholder.
     “Principal Stockholder” means Explorer Coinvest LLC, a Delaware limited liability company and any of its affiliates to which Explorer Coinvest LLC or any other Person transfers Company Common Stock or to which the Company issues Company Common Stock.
7. Dividends, etc. The Participant shall be entitled to (i) receive all dividends or other distributions at the time (and in the same calendar year as) such dividends or distributions are paid with respect to those vested and unvested Restricted Shares of which the Participant is the record owner on the record date for such dividend or other distribution, and (ii) subject to the terms of the Stockholders Agreement, vote any Restricted Shares of which the Participant is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Restricted Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Restricted Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the

Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited.
8. Miscellaneous.
     (a) Tax Withholding. Whenever any cash or other payment is to be made hereunder or with respect to the Restricted Shares, the Company or any Subsidiary shall have the power to withhold an amount (in cash or in Common Stock granted hereunder upon vesting) sufficient to satisfy federal, state, and local withholding tax requirements relating to such transaction and the Company or such Subsidiary may defer the payment of cash or other payment until such requirements are satisfied; provided, however, that in the event that the Company withholds shares issuable to the Participant (or any portion thereof) to satisfy any applicable withholding taxes, the Company shall withhold a number of whole shares having a Fair Market Value, determined as of the date of vesting, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). The Participant shall be responsible for all withholding taxes and other tax consequences of this award of Restricted Shares.
     (b) No Right to Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s service as a member of the Board at any time, or confer upon the Participant any right to continue as a member of the Board.
     (c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
     (d) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.
     (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.
     (f) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would give rise to the applicable of the substantive law of another jurisdiction.
     (g) Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     (h) Consent to Electronic Delivery. By executing this Agreement, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Shares via the Company web site or other electronic delivery.
     (i) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     (j) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(j):
(i)	if to the Company:

Explorer Holding Corporation 1001 Pennsylvania Ave NW Suite 220 South Washington, DC 20004 Attention: Ian Fujiyama Facsimile No.: (202) 347-9250

with a copy to: Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jeffrey J. Rosen Facsimile No.: (212) 909-6836

(ii)	if to the Participant, to the address set forth on the signature page hereof.

     (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
– Signature page follows –

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Grant Date.

EXPLORER HOLDING CORPORATION
By:
Name:
Title:

PARTICIPANT

Name:

Address of Participant:

Facsimile:

Email:

Grant Date	, 20

Restricted Shares